UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2018

DEPOMED, INC.

(Exact name of registrant as specified in its charter)

California	001-13111	94-3229046
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7999 Gateway Blvd., Suite 300, Newark, California 94560
 (Address of principal executive offices, with zip code)

(510) 744-8000
 (Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01                                           Other Matters

The Board of Directors of Depomed, Inc., a California corporation (the “Company”), has determined that the 2018 Annual Meeting of Shareholders will be held on May 8, 2018 (the “Annual Meeting”).

The date of the Annual Meeting has been changed by more than 30 days from the anniversary date of the 2017 Annual Meeting of Shareholders. In accordance with the Company’s Bylaws, as amended, advance notice of a shareholder’s proposal (including a director nomination) must be delivered to the Secretary of the Company at the Company’s principal executive offices not later than February 24, 2018 (the 10th day following the day on which the Company first publicly announced the date of the Annual Meeting). Each shareholder’s notice must comply with the requirements of Section 5 of the Company’s Bylaws. A copy of the full text of the provisions of the Company’s Bylaws regarding shareholder nominations and proposals is available to shareholders from the Company’s Investor Relations Department upon written request.

In accordance with Rule 14a-5(f) and Rule 14a-8(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the deadline for receipt of shareholder proposals for inclusion in the Company’s proxy statement for the Annual Meeting pursuant to Rule 14a-8 will be February 28, 2018. Shareholder proposals must be received at the Company’s principal executive offices and must comply with all of the applicable requirements set forth in the rules and regulations of the Securities and Exchange Commission, including Rule 14a-8 under the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEPOMED, INC.
Date: February 14, 2018

/s/ Matthew M. Gosling
Matthew M. Gosling
Senior Vice President and General Counsel